                                  EXHIBIT (11)

                        CONSENT OF KPMG PEAT MARWICK LLP

To the Board of Trustees
The Cardinal Group:

          We consent to the use of our report dated November 15, 1996, included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Legal Counsel and Independent Auditors" in the Statement Of Additional Information.

Columbus, Ohio
December 20, 1996                                      KPMG PEAT MARWICK LLP